Exhibit 10.1

SERVICES AGREEMENT

This Services Agreement (“Agreement”) is effective as of the 16th day of November, 2022 by and between Curiosity Inc., with an office located at 8484 Georgia Ave., Suite 700, Silver Spring, MD 20910 (“CS”), and Devin Emery, residing at 160 Morgan Street ,Apt. 3002, Jersey City, NJ 07302 (“Service Provider”).

WHEREAS, Service Provider and CS desire to enter into an agreement for the performance by Service Provider of certain professional services and the granting of certain rights in connection with activities being conducted by CS.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    SERVICES; TERM: In consultation with and to the satisfaction of CS in CS’s sole but reasonable discretion, Service Provider will provide to CS advisory services with respect to content and marketing strategy, including without limitation assistance with a search for a new marketing lead at CS, facilitating and transitioning CS’s commercial relationships overseen by Service Provider during his tenure as a fulltime employee of CS, acquisition marketing strategy and execution and any other advisory services reasonably requested by CS (“Services”) in accordance with the “Standard Terms and Conditions” attached hereto as Exhibit A and incorporated by reference and the “Specifications Attachment” attached hereto as Exhibit B and incorporated by reference. Service Provider may also provide additional Services upon request by CS (the “Additional Services”). Any such Additional Services shall be negotiated between the parties and evidenced by one or more “Additional Services Exhibits” that shall set forth such Additional Services and be attached to this Agreement as amendments. Subject to Paragraph 7 of Exhibit A, the term of this Agreement shall be November 16, 2022 through May 15, 2023.

2.    STANDARD: Service Provider acknowledges and understands that the provision of Services and any Additional Services set forth in any Additional Services Exhibits shall be in a professional and timely manner in accordance with the highest standards in the industry. Service Provider acknowledges and understands that time is of the essence with respect to this Agreement.

3.    COMPENSATION: CS agrees to pay Service Provider, as full and complete consideration for Service Provider’s Services and the rights granted to CS hereunder, and Service Provider agrees to accept, as full and complete compensation, the gross amount of $12,500 paid on a semi-monthly basis on the 15th and last day of each month in arrears following receipt of Service Provider’s detailed invoice describing services rendered on given dates. Service Provider acknowledges and agrees that Service Provider is not eligible to receive retention payments, incentive payments, continued vesting of any benefits for which Service Provider may have been eligible previously as an employee of CS, which such employment ended as of November 13, 2022, or any other payments except as set forth above. Service Provider further acknowledges that Service Provider’s right to exercise vested stock options under CS’s Omnibus Incentive Plan expires December 13, 2022. CS shall reimburse Service Provider for reasonable and pre-approved in writing out-of-pocket expenses incurred in connection with the performance of duties hereunder. Notwithstanding the foregoing, expenses for mileage, parking, meals and time spent by Service Provider traveling to and from CS facilities shall not be reimbursable.

4.    AGREEMENT: This Agreement, including the “Standard Terms and Conditions” set forth in Exhibit A and any Additional Services Exhibits attached hereto contains the entire understanding and supersedes all prior understandings among the parties relating to the subject matter herein and the subject matter of any Additional Services Exhibit attached hereto, and this Agreement cannot be changed except in a writing executed by both parties. The Agreement may be signed in counterparts and signed or transmitted electronically or manually.

The parties shall indicate their acceptance of this entire Agreement by signing in the spaces provided for below.

ACCEPTED AND AGREED:

SERVICE PROVIDER		SSAN or EIN for 1099: ###-##-####
Cell Phone #: 571-432-7376
Sign:	/s/ Devin Emery	Email Address: devinmccueemery@gmail.com
Devin Emery

CURIOSITY INC.

By:	/s/ Tia Cudahy
Tia Cudahy
Chief Operating Officer

EXHIBIT A

STANDARD TERMS AND CONDITIONS

1.    WORK FOR HIRE/ASSIGNMENT OF RIGHTS: In consideration of the compensation set forth herein, any and all material of whatever kind or nature, at any time heretofore or hereafter written, composed, created, designed, developed, added, submitted, furnished or interpolated by Service Provider pursuant to this Agreement (including, without limitation, all ideas, concepts, suggestions, source code, tooling, programs and data created for CS or otherwise created for this agreement, literary material and other material, whether in writing or not in writing, and in whatever stage of completion), and all of the results and proceeds of Service Provider’s Services at any time rendered or to be rendered under this Agreement (all such material and all such results and proceeds being referred to collectively as the “Results and Proceeds”) shall be deemed “works-made-for-hire” for CS within the meaning of the United States copyright law, with CS being the sole author and owner of all rights thereof, including, but not limited to, all copyrights and all extensions and renewals of copyrights. Service Provider acknowledges that this Agreement represents a complete buy-out by CS from Service Provider with respect to all rights in Service Provider’s Services, any Additional Services and all Results and Proceeds, unless otherwise expressly enumerated in any subsequent Additional Services Exhibit. As a buy-out, Service Provider shall have no rights of any type or nature whatsoever in or to the Results and Proceeds, nor shall Service Provider be entitled to any royalty, commission or other payment with respect to CS’s exploitation of the Results and Proceeds other than as otherwise set forth in any applicable Additional Services Exhibit. In the event the Results and Proceeds are not found to be works-made-for-hire or, if for any reason, any Results and Proceeds can not be owned as a buy-out by CS without an assignment of rights, Service Provider hereby assigns any and all copyrights, trademarks (together with all goodwill), trade secrets, patents and other rights in and to all Results and Proceeds to CS throughout the world in perpetuity together with all assignment extensions, renewals and revivals. Service Provider hereby waives any and all so-called moral rights, or any other similar rights.

2.    WARRANTIES: Service Provider represents and warrants to CS that (a) Service Provider is fully authorized to enter into and perform its obligations under this Agreement, and (b) the Services rendered shall be in compliance with all applicable laws, rules and regulations, and (c) none of the Results and Proceeds, any materials included therein or component thereof, or the possession or exploitation thereof by CS or by any end user, in any manner throughout the world in perpetuity will violate any law or right of any kind or give rise to any actionable liability, or infringe on any rights of any third party, including, but not limited to, copyright, patent, trademark, unfair competition, or contract rights, or contain unlicensed confidential or proprietary material.

3.    SURVIVING OBLIGATIONS: The parties’ representations, warranties and confidentiality obligations shall remain in effect following the termination or expiration of this Agreement, and any such termination or expiration shall have no effect on the rights in the Results and Proceeds granted to CS. Service Provider’s nonsolicitation covenant contained in Paragraph 10(g) shall survive termination or expiration of the Agreement in accordance with its terms.

4.    ASSIGNMENT: Service Provider may not assign this Agreement or any of its obligations to any third party, it being understood that Service Provider’s services are unique and non-fungible in nature. CS may freely assign any and all rights and obligations under this Agreement in whole or in part to any company owned or operated (in whole or in part) by CS (a “CS-Related Entity”) or to any other party. Should any CS-Related Entity enter into this Agreement pursuant to an Additional Services Exhibit, CS hereby assigns all of its rights and obligations under this Agreement to that CS-Related Entity for the purposes of the applicable Additional Services Exhibit only.

5.    CONFIDENTIALITY; NO INSIDER TRADING: In addition to the duties imposed by criminal and civil statutes, including applicable state trade secrets laws, federal patent and copyright law, and the Economic Espionage Act, Service Provider shall exercise all reasonable care to preserve and protect any financial, business or personal information it may use, learn or otherwise come across in the course of providing the Services, from any unauthorized use, disclosure, or theft. For purposes of this Agreement, “reasonable care” shall be at least the highest level of care and discretion that is used by Service Provider to protect its own or its third party customers’ most confidential trade secrets or information. In any event, Service Provider shall be non-negligent in handling such information. Upon expiration or termination of this Agreement, Service Provider must return to CS all confidential information, all originals and copies, embodied in any physical form. Service Provider hereby acknowledges that it is aware and will advise its representatives who are provided with any Confidential Information, that United States securities laws prohibit any person who has received material, non-public information from purchasing or selling securities of an issuer whose stock may be affected by such information or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

6.    STANDARD OF CONDUCT: Service Provider (and its personnel) is expected to act with honesty, integrity and professionalism, in compliance with law, avoiding conflicts of interest and disclosing to CS potential conflicts of interest. Service Provider will protect and handle with care CS’s systems and resources, such as computer, telephone and mobile equipment and systems, networks, media and information. Service Provider (and its personnel) shall at no time before, during or after the Term disparage CS or its current or former members, parents or affiliated entities, or the members, directors, officers, employees, agents or representatives of any of the foregoing, or make, issue, support or publish any communication of a derogatory nature with respect to any of them. Service Provider takes all of the foregoing actions fully aware of its rights with respect thereto under the laws of the United States (and any State thereof) and under laws governing outside of the United States and voluntarily waives such rights.

7.    TERMINATION: CS or Service Provider may terminate this Agreement for reason of breach by the other party immediately upon providing written notice thereof. In addition, if Service Provider is convicted of any crime or offense, fails or refuses to comply with a written policy or reasonable directive of CS, or is guilty of serious misconduct in connection with performance hereunder, CS may terminate this Agreement immediately upon providing written notice. CS or Service Provider may terminate this Agreement for any reason or no reason upon providing three (3) days written notice thereof. In the event of termination of this Agreement or a specific Additional Services Exhibit, CS shall be the sole owner of all Results and Proceeds created by Service Provider as of the date of such termination, and Service Provider will immediately deliver all Results and Proceeds to CS.

8.    INDEMNITY: INTENTIONALLY OMITTED

9.    INSURANCE: INTENTIONALLY OMITTED

10.    MISCELLANEOUS:

(a)    Force Majeure: Neither party shall be liable to the other in the event of a force majeure, including, but not limited to, act of war or terrorism, strike, equipment failure, change in law, fire, earthquake or any other cause that is beyond a party’s reasonable control (“Force Majeure”). CS shall have the right to suspend this Agreement during an event of Force Majeure and shall have the right, but not the obligation, to extend any portion of this Agreement and/or any Additional Services Exhibit by the length of any such suspension. CS shall have the right, but not the obligation, to terminate this Agreement without any further obligation to Service Provider in the event of a Force Majeure that lasts for a period of five (5) days in aggregate.

(b)    No Implied Waiver: No failure or delay in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right or privilege.

(c)    No Violation of Law: If any provision of this Agreement shall be deemed invalid or unenforceable as written, it shall be construed, to the greatest extent possible, in a manner that shall render it valid and enforceable. The invalidity or unenforceability of any such provision shall have no effect on the validity or enforceability of any other provision of this Agreement.

(d)    Choice of Law and Submission to Jurisdiction: This Agreement shall be governed by applicable federal law and by the laws of the State of Maryland applicable to contracts entered into and to be wholly performed within this State. Service Provider and CS hereby submit and consent to the exclusive jurisdiction of the State and federal courts located in the State of Maryland with venue in Montgomery County.

(e)    Remedy at Law: Rights and remedies granted to CS hereunder are cumulative. The exercise of one shall not diminish or affect any other right or remedy at law or in equity. Service Provider’s sole remedy under this Agreement shall be an action at law for damages, it being understood that in no event shall either party be liable to the other for any lost or prospective profits or any other special, punitive, exemplary, consequential, incidental or indirect losses or damages (in tort, contract or otherwise) under or in respect of this Agreement.    Service Provider shall not be entitled to equitable relief. CS shall be entitled to equitable relief.

(f)    Independent Contractor: Service Provider acknowledges and agrees that Service Provider is an independent contractor and that Service Provider’s employees and agents, if any, are not employees or agents of CS for any purpose and that CS is not responsible to Service Provider for any federal, state or local withholding or employer taxation obligations, social security benefits or unemployment compensation related to the services performed under this Agreement. Service Provider further represents and warrants that Service Provider qualifies as an independent contractor under the provisions of the Internal Revenue Code and its common law rules and is filing all required forms and making all necessary payments appropriate to Service Provider’s independent-contractor tax status. This Agreement shall not be interpreted or construed to create an employment relationship, an association, agency, joint venture or partnership among the parties or to impose any liability attributable to such a relationship upon any party.

(g)    Nonsolicitation: Service Provider acknowledges and agrees that, for a period of 24 months from the date of this Agreement, Service Provider will not, and will exert best efforts to prevent Service Provider’s new employer from, directly or indirectly, solicit(ing) for employment any employee of CS or any of its affiliates, or otherwise solicit, induce or encourage any such person to discontinue or refrain from entering into any employment or consulting relationship (contractual or otherwise) with CS or any of its affiliates; provided that this sentence shall not prohibit general advertising or other general solicitation through newspaper advertisements or Internet posting services.

(g)    Taxes: CS shall have the right to withhold from compensation payable to Service Provider hereunder or under any Additional Services Exhibit any taxes, fees or assessments required to be withheld under any foreign or U.S. federal, state or local laws or regulations.

11.    OBLIGATIONS UNDER SUBSEQUENT ADDITIONAL SERVICES EXHIBITS: Service Provider acknowledges and agrees that any Additional Services Exhibit to this Agreement may be entered into by any CS-Related Entity in accordance with paragraph 4 above. With respect to any Additional Services contemplated in any such Additional Services Exhibit and with respect to any CS-Related Entity executing such Additional Services Exhibit, all of the rights and obligations under this Agreement shall be limited to the party executing that specific Additional Services Exhibit (i.e., the rights and obligations under the Agreement shall be limited to the CS-Related Entity specifically executing each Additional Services Exhibit)